SECOND QUARTER 2017 NASDAQ:HMST as of July 28, 2017

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends (particularly those that affect mortgage origination and refinance activity) and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our quarterly report on Form 10-Q for the quarter ended June 30, 2107, which we expect to file on or before August 4, 2017. Many of these factors and events that affect the volatility in our stock price and shareholders’ response to those events and factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These limitations and risks include without limitation changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative findings or actions that may increase capital requirements or otherwise constrain our ability to do business, including restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities, risks related to our ability to realize the expected value of our recent acquisitions, continue to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities, optimize our mortgage operations and manage our overall growth efforts cost-effectively to attain the desired operational and financial outcomes, manage the losses inherent in our loan portfolio, make accurate estimates of the value of our non-cash assets and liabilities, maintain electronic and physical security of customer data, respond to restrictive and complex regulatory environment, and attract and retain key personnel. In addition, the volume of our mortgage banking business as well as the ratio of loan lock to closed loan volume may fluctuate due to challenges our customers may face in meeting current underwriting standards, a change in interest rates, an increase in competition for such loans, changes in general economic conditions, including housing prices and inventory levels, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and legislative or regulatory actions or reform that may affect our business or the banking or mortgage industries more generally. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending June 30, 2017, and is unaudited, although certain information related to the year ended December 31, 2016, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. 2

Expanding West Coast Franchise • Seattle-based diversified commercial bank - company founded in 1921 • Growing commercial & consumer bank with concentrations in major metropolitan areas of the West Coast and Hawaii • Market leading mortgage originator and servicer • 112 primary offices (1) in the Western United States and Hawaii • Total assets $6.6 billion 3 (1) The number of offices listed above does not include satellite offices with a limited number of staff who report to a manager located in a separate primary office.

Strategy Optimize Single Family Mortgage Banking & Servicing Segment • Organic growth opportunities • Focused on increased Commercial Lending in large metropolitan markets • Increase density of commercial and consumer deposits via existing market penetration and de novo branch expansion • Growth via acquisition of branches and smaller institutions, primarily in Washington, Oregon, and California • Committed to being a leading mortgage originator and servicer in our markets with retail focus, broad product mix, and competitive pricing • Focus on optimizing mortgage banking capacity within existing geographic footprint • Strategy of converting mortgage customer to full bank customer by offering attractive products, features, and service • Drive operating leverage through disciplined expense control • Target consolidated efficiency ratio of less than 70% • Commercial and Consumer segment <65% and Mortgage Banking segment <80% • Long-term ROTE target of 12% - 15% Expand Commercial & Consumer Banking Segment Disciplined expense management Efficient use of capital Grow and diversify earnings with the goal of becoming a leading West Coast regional bank 4

$1,000 $2,000 $3,000 $4,000 $5,000 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 $ in mil lion s Total Deposits Compounded Annual Growth Rate: 24% Capitol Hill Everett Ballard Greenlake Madison PK Phinney Ridge University Issaquah Kaimuki Mission Gorge Kearny Mesa Riverside Point Loma Kennewick Baldwin Park Redmond Delivering Consistent Growth 5 De novo branch openings $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 $ in mil lion s Total Assets Compounded Annual Growth Rate: 26% Organic Acquired November 2013: Fortune ($142M) & Yakima ($125M) March 2015: Simplicity ($879M) February 2016: OCBB ($200M) August 2016: The Bank of Oswego ($42M) December2015: 1 Branch ($26M) December 2013: 2 Branches ($32M) November2016: 2 Branches ($105M)

Diversification Growth in our Commercial & Consumer Banking Segment is diversifying earnings and reducing earnings volatility 6 (1) Excludes acquisition-related expenses. See appendix for reconciliation of non-GAAP financial measures.

7 Recent Highlights Results of Operations • Second quarter core net income of $11.3 million, or $0.42 diluted EPS (1) • Total assets ended June 30, 2017, at $6.6 billion, loans held for investment at $4.2 billion • Total deposits of $4.7 billion, increased by 3% during the quarter - business accounts increased 6% and de novo branch deposits increased 10% • Nonperforming asset ratio of 0.30%, the lowest level of problem assets since 2006 Strategic Results • Opened retail deposit branches in Baldwin Park, California, and Redmond, Washington • Announced agreement to purchase one retail deposit branch and related deposits in El Cajon, California • Reduced total mortgage origination personnel by 73 - evaluating additional measures to right size our operations in relation to the supply / demand imbalance of housing affecting our mortgage markets Recent Developments • Substantially completed the installation of our new single family loan origination system in all of our offices • Announced that HomeStreet will be on of the first banks nationwide to launch Zelle, a person-to-person payment service embedded in the bank’s mobile app (1) Excludes acquisition-related expenses. See appendix for reconciliation of non-GAAP financial measures.

Results of Operations For the three months ended (1) Excludes acquisition-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures. (2) See appendix for reconciliation of non-GAAP financial measures. For the nine months ended 8 ($ in thousands) Jun. 30, 2017 Jun. 30, 2016 Jun. 30, 2017 Jun. 30, 2016 Net interest income $ 46,868 $ 44,482 $ 92,519 $ 85,173 Provision for credit losses 500 1,100 500 2,500 Noninterest income 81,008 102,476 155,469 174,184 Noninterest expense 111,244 111,031 218,118 212,384 Net income before taxes 16,132 34,827 29,370 44,473 Income taxes 4,923 13,078 9,178 16,317 Net income $ 11,209 $ 21,749 $ 20,192 $ 28,156 Diluted EPS $ 0.41 $ 0.87 $ 0.75 $ 1.15 Core net income (1) $ 11,324 $ 22,415 $ 20,307 $ 32,200 Core EPS (1) $ 0.42 $ 0.90 $ 0.75 $ 2.64 Tangible BV/share (2) $ 23.30 $ 21.38 $ 23.30 $ 21.38 Core ROAA (1) 0.70% 1.59% 0.64% 1.21% Core ROAE (1) 6.78% 16.36% 6.16% 12.16% Core ROATE (1) 7.10% 17.27% 6.46% 12.84% Net Interest Margin 3.29% 3.48% 3.26% 3.52% Core efficiency ratio (1) 86.9% 74.9% 87.9% 79.5% Tier 1 Leverage Ratio (Bank) 10.12% 10.28% 10.12% 10.28% Total Risk-Based Capital (Bank) 13.87% 14.33% 13.87% 14.33% For the three months ended For the six months ended

Results of Operations – Quarter Trend

($ in thousands)	For the three months ended Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016
Net interest income	$ 46,868	$ 45,651	$ 48,074	$ 46,802	$ 44,482
Provision for credit losses	500	-	350	1,250	1,100
Noninterest income	81,008	74,461	73,221	111,745	102,476
Noninterest expense	111,244	106,874	117,539	114,399	111,031
Net income before taxes	16,132	13,238	3,406	42,898	34,827
Income taxes	4,923	4,255	1,112	15,197	13,078
Net income	$ 11,209	$ 8,983	$ 2,294	$ 27,701	$ 21,749
Diluted EPS	$ 0.41	$ 0.33	$ 0.09	$ 1.11	$ 0.87
Core net income [(1)]	$ 11,324	$ 8,983	$ 2,555	$ 28,034	$ 22,415
Core EPS [(1)]	$ 0.42	$ 0.33	$ 0.10	$ 1.12	$ 0.90
Tangible BV/share [(2)]	$ 23.30	$ 22.73	$ 22.33	$ 22.45	$ 21.38
Core ROAA [(1)]	0.70%	0.57%	0.16%	1.81%	1.59%
Core ROAE [(1)]	6.78%	5.53%	1.67%	19.07%	16.36%
Core ROATE [(1)]	7.10%	5.81%	1.74%	20.04%	17.27%
Net Interest Margin	3.29%	3.23%	3.42%	3.34%	3.48%
Core efficiency ratio [(1)]	86.9%	89.0%	96.6%	71.8%	74.9%
Tier 1 Leverage Ratio (Bank)	10.12%	9.98%	10.26%	9.91%	10.28%
Total Risk-Based Capital (Bank)	13.87%	14.02%	14.69%	14.41%	14.33%

[(1)] Excludes acquisition-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures.
[(2)] See appendix for reconciliation of non-GAAP financial measures.

[HomeStreet]

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3.48% 0.03 0.032 0.034 0.036 0.038 0.04 0.042 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) $44.5 $46.8 $48.1 $45.7 $46.9 3.48% 3.34% 3.42% 3.23% 3.29% 2.75% 2.95% 3.15% 3.35% 3.55% 3.75% 3.95% 4.15% $- $10.0 $2 .0 $30.0 $40.0 $50.0 $6 .0 2Q16 3Q16 4Q16 1Q17 2Q17 Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) Net Interest Income & Margin • 2Q17 NIM increased 6 bps and net interest income increased $1.2 million compared to the prior quarter • NIM and net interest income growth primarily due to: • Growth in average loans held for investment balances • Decrease in lower yielding investment securities that we temporarily invested the levered proceeds of our December 2016 common stock offering 10

Avg. Yield $5.19 $5.69 $5.71 $5.78 $5.84 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 2Q16 3Q16 4Q16 1Q17 2Q17 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Average total interest-earning assets increased $56 million or 1% in 2Q • Loans held for investment ending balances increased $200 million or 5% in 2Q Avg. Yield 4.00% 3.93% 4.03% 3.90% 3.96% 11

HomeStreet Investment Securities Portfolio Yield As of 06/30/2017 2017 YTD Total Return (1) Yield (2) Duration (2) HomeStreet Investment Portfolio 1.82 2.45 4.59 Composition Adjusted Barclays US Aggregate Index (4) 2.55 2.93 5.11 HMST performance data: Bloomberg PORT+ (1) As of June 30, 2017 (2) Yield and duration Include FTE adjustment. Yields are at current market prices, not book. (3) Performance Trust proprietary models as of 03/31/17, YOY (4) Barclays US Aggregate Index Adjusted to reflect HMST portfolio composition • Available for sale investment security portfolio market value is $890m • The investment portfolio has an average credit rating of Aa2 • Returns versus peers (3) 1yr Annualized Return – 0.82% Return/55th Percentile 3yr Annualized Return – 3.40% Return/92nd Percentile 5yr Annualized Return – 2.67% Return/89th Percentile 12 30% 3% 20% 42% 4% 1% Investment portfolio composition as of 06/30/2017 CMO Corporates MBS Municipal Agency Debenture Treasury

$4.1 $6.5 $5.7 $4.9 $6.3 $12.7 $12.6 $9.2 $8.8 $85.6 $92.6 $67.8 $60.3 $65.9 $102.5 $111.7 $73.2 $74.5 $81.0 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2Q16 3Q16 4Q16 1Q17 2Q17 No nin ter st I nc om e (i n m illio ns ) Net gain on mortgage loan origination and sale activities Loan servicing income Other noninterest income Noninterest Income • Noninterest income increased 9% to $81.0 million in 2Q primarily due to higher net gain on loan origination and sale activities • Net gain on loan origination and sale activities increased $5.6 million primarily due to 20% higher single family rate lock volume 13

$110.0 $113.9 $117.1 $106.9 $111.1 1,000 1,400 1,800 2,200 2,600 3,000 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 2Q16 3Q16 4Q16 1Q17 2Q17 FTE No nin ter st E xpe nse (in mi llio ns) Core noninterest expense Merger-related expenses FTE Total noninterest expense $111.0 $114.4 $117.5 $106.9 $111.2 Merger-related expenses $1.0 $0.5 $0.4 $0.0 $0.2 Core noninterest expense (1) $110.0 $113.9 $117.1 $106.9 $111.1 Salaries & related costs (1) $74.5 $79.2 $81.7 $71.3 $76.4 General & administrative (1) $17.1 $15.5 $15.9 $17.1 $15.9 Other noninterest expense (1) $18.4 $19.2 $19.5 $18.5 $18.8 FTE 2,335 2,431 2,552 2,581 2,542 Core efficiency ratio (1) 74.9% 71.8% 96.6% 89.0% 86.9% Noninterest Expense • Excluding acquisition-related expenses, salaries and related costs grew by 7% in 2Q, primarily influenced by increased commissions and incentives on higher Mortgage Banking Segment closed loan volume • Core efficiency ratio decreased from the prior quarter due mainly to increase in Mortgage Banking Segment revenue • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes acquisition-related expenses, which are shown in “acquisition-related expenses” in the table. See appendix for reconciliation of non-GAAP financial measures. 14

Segment Overview Commercial & Consumer Banking • Regional Single Family mortgage origination and servicing platform • Retail origination platform • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inceptions • Portfolio products: jumbo, HELOC and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Optimize existing investment in infrastructure and personnel • Optimize operations and origination capacity to match market conditions • Long-term efficiency ratio target of <80% • Long-term targeted ROE of >25% Mortgage Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  FNMA DUS lender / servicer  Residential and commercial construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Strategic focus on major coastal markets of Western U.S • Diversify and grow loan portfolio average of 4-6% per quarter(1) • Manage revenue growth to exceed non-interest expense growth, creating operating leverage • Credit strategy of competing on price and not on credit terms • Manage credit risk by monitoring portfolio and geographic early warning indicators • Long-term efficiency ratio target of <65% • Long-term targeted ROE > 12% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance, net interest margin, and market forces. Other portfolio management considerations include liquidity management, capital requirements and profitability. 15

Commercial & Consumer Banking 16

Commercial & Consumer Banking Segment 17 (1) Excludes acquisition-related expenses, net of tax. See appendix for reconciliation of non-GAAP financial measures. ($ in thousands) Jun. 30, 2017 Jun. 30, 2016 Jun. 30, 2017 Jun. 30, 2016 Net interest income $ 42,448 $ 38,393 $ 83,351 $ 74,039 Provision for credit losses 500 1,100 500 2,500 Noninterest income 8,276 8,181 17,701 12,824 Noninterest expense 36,631 34,103 73,100 70,733 Net income before taxes 13,593 11,371 27,452 13,630 Income taxes 4,147 4,292 8,714 5,009 Net income $ 9,446 $ 7,079 $ 18,738 $ 8,621 Core net income (1) $ 9,561 $ 7,745 $ 18,853 $ 12,665 Core ROAA (1) 0.69% 0.66% 0.69% 0.57% Core ROAE (1) 7.16% 6.87% 7.27% 5.83% Core ROATE (1) 7.59% 7.34% 7.71% 6.22% Core efficiency ratio (1) 71.9% 71.0% 72.2% 74.3% Net Interest Margin 3.22% 3.44% 3.21% 3.48% Total average earning assets $5,229,120 $4,476,524 $ 5,162,918 $ 4,257,773 FTE 1,055 926 1,055 926 For the three months ended For the six months ended

Commercial & Consumer Banking Segment – Quarter Trend 18 (1) Excludes acquisition-related expenses, et of tax. See appendix for reconciliation of non-GAAP financial measures. ($ in thousands) Jun. 30, 2017 Mar. 31, 2017 Dec. 31, 2016 Sept. 30, 2016 Jun. 30, 2016 Net interest income $ 42,448 $ 40,903 $ 40,637 $ 39,339 $ 38,393 Provision for credit losses 500 - 350 1,250 1,100 Noninterest income 8,276 9,425 13,087 9,771 8,181 Noninterest expense 36,631 36,469 35,482 32,170 34,103 Net income before taxes 13,593 13,859 17,892 15,690 11,371 Income taxes 4,147 4,567 5,846 5,557 4,292 Net income $ 9,446 $ 9,292 $ 12,046 $ 10,133 $ 7,079 Core net income (1) $ 9,561 $ 9,292 $ 12,307 $ 10,466 $ 7,745 Core ROAA (1) 0.69% 0.69% 0.95% 0.83% 0.66% Core ROAE (1) 7.16% 7.38% 9.89% 8.56% 6.87% Core ROATE (1) 7.59% 7.85% 10.54% 9.10% 7.34% Core efficiency ratio (1) 71.9% 72.5% 65.3% 64.5% 71.0% Net Interest Margin 3.22% 3.19% 3.37% 3.30% 3.44% Total average earning assets $5,229,120 $5,095,982 $4,832,575 $4,793,035 $4,476,524 FTE 1,055 1,022 998 948 926 For the three months ended

Loan Production/Loan Balance Trend

Commitments

($ in millions)	Jun. 30, 2017		Mar. 31, 2017		Dec. 31, 2016		Sept. 30, 2016		Jun. 30, 2016	
Single Family	$143	18%	$75	14%	$55	8%	$60	10%	$66	10%
Single Family Custom Home Construction	$63	8%	$48	9%	$58	8%	$55	9%	$54	8%
Home Equity and other	$92	11%	$80	15%	$68	10%	$71	12%	$75	11%
Total Consumer Loans	$298	37%	$203	38%	$181	26%	$186	31%	$195	29%
Commercial Real Estate/Multifamily	$229	28%	$159	29%	$267	38%	$147	25%	$221	33%
Residential Construction	$154	19%	$133	24%	$132	19%	$173	29%	$172	26%
Commercial Real Estate/Multifamily Construction	$65	8%	$21	4%	$95	13%	$69	11%	$49	7%
Commercial Business	$62	8%	$28	5%	$29	4%	$26	4%	$32	5%
Total Commercial Loans	$510	63%	$341	62%	$523	74%	$415	69%	$474	71%
Total	$808	100%	$544	100%	$704	100%	$601	100%	$669	100%

Balances

($ in millions)	Jun. 30, 2017		Mar. 31, 2017		Dec. 31, 2016		Sept. 30, 2016		Jun. 30, 2016	
Single Family	$1,148	27%	$1,100	28%	$1,083	28%	$1,186	31%	$1,218	33%
Single Family Custom Home Construction	$149	4%	$134	3%	$150	4%	$144	4%	$134	4%
Home Equity and other	$414	10%	$381	10%	$360	9%	$338	9%	$309	8%
Total Consumer Loans	$1,711	41%	$1,615	41%	$1,593	41%	$1,668	44%	$1,661	45%
Commercial Real Estate	$942	23%	$923	23%	$871	23%	$811	21%	$762	20%
Multifamily	$781	19%	$748	19%	$674	18%	$562	15%	$563	15%
Residential Construction	$281	7%	$263	7%	$259	7%	$245	6%	$222	6%
Commercial Real Estate/Multifamily Construction	$219	5%	$214	5%	$228	6%	$273	7%	$284	8%
Commercial Business	$249	6%	$223	6%	$224	6%	$237	6%	$239	6%
Total Commercial Loans	$2,472	59%	$2,371	59%	$2,256	59%	$2,128	56%	$2,070	55%
Total Loans Held for Investment (before Deferred Fees and Allowance)	$4,183	100%	$3,986	100%	$3,849	100%	$3,796	100%	$3,731	100%

[HomeStreet]
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$1.72 billion Loan Portfolio 20 Highly diversified loan portfolio by product and geography $4.18 billion $649 million Construction by property type

Commercial Real Estate Perm Lending Overview

HomeStreet lends within the full spectrum of commercial real estate lending types, but is deliberate in achieving diversification among property types and geographic areas to mitigate concentration risk

Commercial Real Estate Property Types

Multifamily	***Industrial/ Warehouse***	***Office***	***Retail***	***Other***
Loan Characteristics				
• Up To 30 Year Term • $30MM Loan Amt. Max • ≥ 1.15 DSCR • Avg. LTV @ Orig. ~ 62%	• Up To 15 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 62%	• Up To 15 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 68%	• Up To 15 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 61%	• Additional property types are reviewed on a case by case basis • Includes acquired loan types • Examples include: Self Storage & Hotel
6/30/17 Balances Outstanding totaling $1.72 billion				
Balance: $783M % of Balances: 45% Portfolio Avg. LTV ~ 57% (1) Portfolio Avg. DSCR ~ 1.46x Avg. Loan Size: $3.3M Largest Dollar Loan: $24.7M	Balance: $219M % of Balances: 13% % Owner Occupied: 47% Portfolio LTV ~ 50% (1) Portfolio Avg. DSCR ~ 1.68x Avg. Loan Size: $1.6M Largest Dollar Loan: $11.4M	Balance: $346M % of Balances: 20% % Owner Occupied: 26% Portfolio LTV ~ 57% (1) Portfolio Avg. DSCR ~ 1.72x Avg. Loan Size: $3.6M Largest Dollar Loan: $25.5M	Balance: $271M % of Balances: 16% % Owner Occupied: 27% Portfolio LTV ~ 52% (1) Portfolio Avg. DSCR ~ 1.73x Avg. Loan Size: $1.8M Largest Dollar Loan: $16.6M	Balance: $104M % of Balances: 6% % of Owner Occupied: 57% Portfolio LTV ~ 46% (1) Portfolio Avg. DSCR ~ 1.78x Avg. Loan Size: $1.4M Largest Dollar Loan: $21.3M

Geographical Distribution (balances)


11%
11%
40%
18%
7%
13%
2%
14%
18%
59%
3%
3%
19%
10%
12%
13%
42%
5%
8%
19%
15%
37%
19%
2%
27%
3%
4%
12%
3%
52%
WA-Puget Sound
WA-Other
Oregon
CA-Los Angeles County
CA-Other
Other Includes: AK,AZ, CO,HI,ID,NV,TX,UT

(1) Property values as of origination date

HomeStreet

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Construction Lending Overview

Construction lending is a broad category that includes many different loan types, which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographic expansion has provided an opportunity to increase diversification.

Construction Lending Types

Custom Home Construction	*Multifamily*	*Commercial*	*Residential Construction*	*Land & Lots*
Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.15 DSC • Portfolio LTV ~ 62%	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.25 DSC • ≥ 50% pre-leased office/retail • Portfolio LTV ~75%	• 12-18 Month Term • LTC: ≤ 95% Presale & Spec • Leverage, Liquid. & Net Worth Covenants as appropriate • Portfolio LTV ~ 65%	• 12-24 Month Term • ≤ 50% -80% LTC • Strong, experienced, vertically integrated builders • Portfolio LTV ~ 64%
6/30/17 Balances and Commitments totaling $649 million				
Balance: $148M Unfunded Commitments: $123M % of Balances: 23% % of Unfunded Commitments: 20% Avg. Loan Size: $473K Largest Dollar Loan: $1.9M	Balance: $218M Unfunded Commitments: $196M % of Balances: 34% % of Unfunded Commitments: 32% Avg. Loan Size: $3.8M Largest Dollar Loan: $25.4M	Balance: $8M Unfunded Commitments: $45M % of Balances: 1% % of Unfunded Commitments: 7% Avg. Loan Size: $2.5M Largest Dollar Loan: $4.2M	Balance: $197M Unfunded Commitments: $231M % of Balances: 30% % of Unfunded Commitments: 38% Avg. Loan Size: $586K Largest Dollar Loan: $6.2M	Balance: $76M Unfunded Commitments: $20M % of Balances: 11% % of Commitments: 3% Avg. Loan Size: $742K Largest Dollar Loan: $4.3M

Geographical Distribution (balances)



25%
30%
6%
1%
2%
29%
5%
2%
12%
8%
31%
4%
2%
9%
4%
31%
7%
42%
51%
4%
14%
25%
8%
9%
4%
2%
34%
8%
32%
43%
4%
5%
4%
2%
Seattle Metro
Puget Sound Other
WA Other
Portland Metro
OR Other
Hawaii
California
Utah
Idaho

HomeStreet

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Credit Quality

($ in thousands)	Jun. 30, 2017		Mar. 31, 2017		Dec. 31, 2016		Sept. 30, 2016		Jun. 30, 2016	
	HMST	Peer Mdn	HMST	Peer Mdn	HMST	Peer Mdn	HMST	Peer Mdn	HMST	Peer Mdn
Nonperforming assets [1]	$20,073	--	$24,322	--	$25,785	--	$32,361	--	$26,443	--
Nonperforming loans	$15,476	--	$18,676	--	$20,542	--	$25,921	--	$15,745	--
OREO	$4,597	--	$5,646	--	$5,243	--	$6,440	--	$10,698	--
Nonperforming assets/total assets [1]	0.30%	[3]	0.38%	0.31%	0.41%	0.35%	0.52%	0.33%	0.45%	0.38%
Nonperforming loans/total loans	0.37%	[3]	0.47%	0.28%	0.53%	0.35%	0.68%	0.38%	0.42%	0.34%
Total delinquencies/total loans	1.56%	[3]	1.67%	0.67%	1.88%	0.74%	1.89%	0.66%	1.59%	0.60%
Total delinquencies/total loans - adjusted [2]	0.45%	[3]	0.50%	0.67%	0.58%	0.74%	0.77%	0.66%	0.45%	0.60%
ALLL / total loans	0.86%	[3]	0.87%	1.19%	0.88%	1.20%	0.89%	1.23%	0.88%	1.22%
ALLL / Nonperforming loans (NPLs)	233.50%	[3]	185.99%	345.22%	165.52%	334.43%	131.07%	329.53%	207.41%	321.37%
ALLL / total loans, excluding purchased loans	0.95%	--	0.97%	--	1.00%	--	1.05%	--	1.03%	--
Purchased Discount & Reserves/Gross Purchased Loans [4]	3.03%	--	2.93%	--	2.96%	--	2.92%	--	3.03%	--

- Credit Quality continues to reflect excellent loan quality:
  - Nonperforming assets declined to 0.30% of total assets compared to 0.38% in 1Q17
  - Nonperforming loans declined to $15.5 million compared to $18.7 million in 1Q17
  - OREO balances decreased to $4.6 million compared to $5.6 million in 1Q17
  - Total delinquencies (adjusted[2]) declined to 0.45% compared to 0.50% in 1Q17

(1) Nonperforming assets includes nonaccrual loans and OREO, excludes performing TDRs and SBAs
(2) Total delinquencies and total loans - adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) guaranteed portion of SBA loans
(3) Not available at time of publishing
(4) While not a loss reserve, purchase discounts are available to absorb credit related losses on loans purchased with discounts

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Deposits 24 Total Cost of Deposits 10% 13% 10% 9% 9% 27% 24% 25% 26% 27% 52% 51% 54% 52% 51% 12% 11% 12% 13% 12%4,239 $4,505 $4,430 $4,596 $4,748 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 6/30/2016 9/30/2016 12/31/2016 3/31/2017 6/30/2017 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.46% 0.50% 0.51% 0.52% 0.52% • Total deposits of $4.75 billion at June 30, 2017 increased $152 million or 3% from March 31, 2017 and increased $509 million or 12% from June 30, 2016 • Transaction and savings accounts increased 1%, time deposits increased 7% and servicing and escrow balances increased 11% during the quarter. The increase in servicing and escrow balances reflects seasonal changes in mortgage loan servicing activity • Deposit growth during the quarter of 10% in our de novo branches opened since 2012. Opened 18 branches, or 32% of our total network, since 2012 • Business deposits increased by 6% during the quarter

Mortgage Banking 25

West Coast Housing Shortage 26 • December 2016 forecast by the Mortgage Bankers Association predicted sales of existing homes to increase 5% during 2017 • According to Zillow, the number of homes listed for sale in June 2017 is actually down 11% nationwide compared to June 2016 • Down 21% in Washington • Down 18% in California • New home construction timeline exceeds five years and is constrained by: • Geography of West Coast • Lack of suitable land or zoning restrictions • Municipal planning departments that shrank following the recession leaving them unable to process increased demand • Supply constraints reducing inventory and marketing time of homes to historical lows in major west coast markets • Demand remains strong with home shoppers in our pipeline up 4% for the six months ended June 30, 2017 compared to the six months ended June 30, 2016 • Consequently, we lowered our expectations for mortgage lock volume by 21% and mortgage closing volume by 20% since the beginning of 2017, and we also implemented cost reduction strategies that included reducing mortgage origination personnel by 73 during the quarter

Mortgage Banking Segment 27 ($ in thousands) Jun. 30, 2017 Jun. 30, 2016 Jun. 30, 2017 Jun. 30, 2016 Net interest income $ 4,420 $ 6,089 $ 9,167 $ 11,134 Noninterest income 72,732 94,295 137,768 161,360 Noninterest expense 74,613 76,928 145,017 141,651 Net income before taxes 2,539 23,456 1,918 30,843 Income taxes 776 8,786 464 11,308 Net income $ 1,763 $ 14,670 $ 1,454 $ 19,535 ROAA 0.80% 6.67% 0.33% 4.72% ROATE 5.32% 62.45% 2.16% 42.59% Efficiency Ratio 96.7% 76.6% 98.7% 82.1% FTE 1,487 1,409 1,487 1,409 For the three months ended For the six months ended

Mortgage Banking Segment – Quarter Trend 28 ($ in thousands) Jun. 30, 2017 Mar. 31, 2017 Dec. 31, 2016 Sept. 30, 2016 Jun. 30, 2016 Net interest income $ 4,420 $ 4,747 $ 7,437 $ 7,463 $ 6,089 Noninterest income 72,732 65,036 60,134 101,974 94,295 Noninterest expense 74,613 70,404 82,057 82,229 76,928 Net income (loss) before taxes 2,539 (621) (14,486) 27,208 23,456 Income taxes 776 (312) (4,734) 9,640 8,786 Net income (loss) $ 1,763 $ (309) $ (9,752) $ 17,568 $ 14,670 ROAA 0.80% (0.14)% (3.55)% 6.04% 6.67% ROATE 5.32% (0.90)% (31.91)% 68.36% 62.45% Efficiency Ratio 96.7% 100.9% 121.4% 75.1% 76.6% FTE 1,487 1,558 1,554 1,483 1,409 For the three months ended

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. 29 2Q16 3Q16 Q416 Q117 Q217 Secondary gains/rate locks (1) 312 297 299 312 294 Loan fees/closed loans (2) 35 37 35 37 37 Composite Margin 347 334 334 349 331 0 50 100 150 200 250 300 350 400 2Q16 3Q16 Q416 Q117 Q217 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans - 500 1,000 1,500 2,000 2,500 3,000 2Q16 3Q16 Q416 Q117 Q217 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps 2Q16 3Q16 Q416 Q117 Q217 HMST $2,118 $2,451 $2,376 $1,544 $1,866 WMS $144 $197 $138 $77 $145 Closed Loans $2,262 $2,648 $2,514 $1,621 $2,011 Purchase % 69% 64% 57% 67% 78% Refinance % 31% 36% 43% 33% 22% Rate locks $2,362 $2,690 $1,766 $1,623 $1,950 Purchase % 65% 53% 63% 73% 77% Refinance % 35% 47% 37% 27% 23%

Mortgage Servicing As of June 30, 2017 • Constant Prepayment Rate (CPR) – 11.8% for Q2 2017 • W.A. servicing fee – 28.2 bps • MSRs represent 1.12% of ending UPB – 3.97 W.A. servicing fee multiple • W.A age – 27.8 months • W.A. expected life – 69.7 months as of 6/30/17 • Composition of government – 25.3% • Total delinquency – 1.07% (including foreclosures) • W.A. note rate – 3.98% 30 $17,074 $18,199 $19,488 $20,303 $21,105 2.67 2.87 4.10 4.10 3.97 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 $22,000 $24,000 2Q16 3Q16 Q416 Q117 Q217 Mortgage Servicing Portfolio ($ in millions) Mortgage Servicing Portfolio ($ in millions) W.A. Servicing Fee Multiple

Mortgage Market & Competitive Landscape 31 Mortgage Market • The most recent Mortgage Bankers Association monthly forecast projects total loan originations to decrease 14.1% in 2017 over last year, and to decrease 2.1% in 2018. • Despite the recent increase in mortgage rates, rates remain historically low on an absolute basis. Low rates should continue to support housing affordability. Nationally, purchases are expected to increase by 10.0% from 2016 and comprise 67% of volume in 2017. • Purchases comprised 68% of originations nationally and 64% in the Pacific Northwest in the second quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 78% of our closed loans and 77% of our interest rate lock commitments in the quarter. Competitive Landscape • HomeStreet maintained its position as the number one loan originator by volume of purchase mortgages in the Pacific Northwest and in the Puget Sound region, and increased market share to number one for total originations in the same areas. • Purchase demand continues to remain strong in many of our markets, however limited inventory continues to be a significant constraining issue. Months supply of inventory and time on the market are both down significantly in most of our major markets. • New home construction in our markets is constrained by the geography of the West Coast and the lingering effects of the last recession.

Outlook 32 The information in this presentation, particularly including but not limited to that presented on this slide, is forward-looking in nature, and you should review Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for a list of factors that may cause us to deviate from our plans or to fall short of our expectations. • Locations in the high-growth markets of the Western United States and Hawaii • Above average loan growth while containing credit risk • Invest in de novo branch openings to grow core, relationship-based deposits • Optimizing existing investment in Mortgage Banking segment • Augment organic growth with acquisitions in our target markets Metric 3Q17 4Q17 2017 Mortgage loan locks and forward sale commitments $1.9B $1.8B $7.3B Mortgage loan held for sale closing volume $2.1B $1.8B $7.5B Mortgage banking gain on sale composite margin 310-320 bps 310-320 bps N/A Average quarterly net loan portfolio growth 4% - 6% 4% - 6% N/A Net interest margin N/A 3.35% - 3.45% N/A Average quarterly net interest expense growth 1% 1% N/A Key Drivers Guidance Revenue Growth Outpacing Expense Growth, Driving Operating Efficiencies and Strong Returns

. Appendix 33

Statements of Financial Condition 34 ($ in thousands) Jun. 30, 2017 Mar. 31, 2017 Dec. 31, 2016 Sept. 30, 2016 Jun. 30, 2016 Cash and cash equivalents $ 54,447 $ 61,492 $ 53,932 $ 55,998 $ 45,229 Investment securities 936,522 1,185,654 1,043,851 991,325 928,364 Loans held for sale 784,556 537,959 714,559 893,513 772,780 Loans held for investment, net 4,156,424 3,957,959 3,819,027 3,764,178 3,698,959 Mortgage servicing rights 258,222 257,421 245,860 167,501 147,266 Other real estate owned 4,597 5,646 5,243 6,440 10,698 Federal Home Loan Bank stock, at cost 41,769 41,656 40,347 39,783 40,414 Premises and equipment, net 101,797 97,349 77,636 72,951 67,884 Goodwill 22,175 22,175 22,175 19,900 19,846 Other assets 226,048 233,832 221,070 215,012 209,738 Total assets $ 6,586,557 $ 6,401,143 $ 6,243,700 $ 6,226,601 $ 5,941,178 Deposits $ 4,747,771 $ 4,595,809 $ 4,429,701 $ 4,504,560 $ 4,239,155 Federal Home Loan Bank advances 867,290 862,335 868,379 858,923 878,987 Accounts payable and other liabilities 190,421 176,891 191,189 151,968 138,307 Long-term debt 125,234 125,189 125,147 125,122 125,126 Total liabilities 5,930,716 5,760,224 5,614,416 5,640,573 5,381,575 Preferred stock - - - - - Common stock 511 511 511 511 511 Additional paid-in capital 337,515 336,875 336,149 276,844 276,303 Retained earnings 323,228 312,019 303,036 300,742 273,041 Accumulated other comprehensive income (loss) (5,413) (8,486) (10,412) 7,931 9,748 Total shareholders’ equity 655,841 640,919 629,284 586,028 559,603 Total liabilities and shareholders’ equity $ 6,586,557 $ 6,401,143 $ 6,243,700 $ 6,226,601 $ 5,941,178

Non-GAAP Financial Measures

Tangible Book Value:

(dollars in thousands, except share data)	Quarter Ended Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Six Months Ended Jun. 30, 2017	Jun. 30, 2016
Shareholders' equity	$655,841	$640,919	$629,284	$586,028	$559,603	$655,841	$559,603
Less: Goodwill and other intangibles	(29,783)	(30,275)	(30,789)	(28,573)	(28,861)	(29,783)	(28,861)
Tangible shareholders' equity	$626,058	$610,644	$598,495	$557,455	$530,742	$626,058	$530,742
Common shares outstanding	26,874,871	26,862,744	26,800,183	24,833,008	24,821,349	26,874,871	24,821,349
Book value per share	$24.40	$23.86	$23.48	$23.60	$22.55	$24.40	$22.55
Impact of goodwill and other intangibles	(1.10)	(1.13)	(1.15)	(1.15)	(1.17)	(1.10)	(1.17)
Tangible book value per share	$23.30	$22.73	$22.33	$22.45	$21.38	$23.30	$21.38
Average shareholders' equity	$668,377	$649,439	$616,497	$588,335	$548,080	$658,961	$529,482
Less: Average goodwill and other intangibles	(30,104)	(30,611)	(29,943)	(28,769)	(28,946)	(30,356)	(27,796)
Average tangible shareholders' equity	$638,273	$618,828	$586,554	$559,566	$519,134	$628,605	$501,686
Return on average shareholders' equity	6.71%	5.53%	1.49%	18.83%	15.87%	6.13%	10.64%
Impact of goodwill and other intangibles	0.31%	0.28%	0.07%	0.97%	0.89%	0.29%	0.58%
Return on average tangible shareholders' equity	7.02%	5.81%	1.56%	19.80%	16.76%	6.42%	11.22%

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Non-GAAP Financial Measures

Core Net Income:

(dollars in thousands)	Quarter Ended Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Six Months Ended Jun. 30, 2017	Jun. 30, 2016
Net income	$11,209	$8,983	$2,294	$27,701	$21,749	$20,192	$28,156
Impact of acquisition-related items (net of tax)	115	-	261	333	666	115	4,044
Net income, excluding acquisition-related items (net of tax)	$11,324	$8,983	$2,555	$28,034	$22,415	$20,307	$32,200
Noninterest expense	$111,244	$106,874	$117,539	$114,399	$111,031	$218,118	$212,384
Deduct: acquisition-related expenses	(177)	-	(401)	(512)	(1,025)	(177)	(6,223)
Noninterest expense, excluding acquisition-related expenses	$111,067	$106,874	$117,138	$113,887	$110,006	$217,941	$206,161
Diluted earnings per common share	$0.41	$0.33	$0.09	$1.11	$0.87	$0.75	$1.15
Impact of acquisition-related items (net of tax)	0.01	-	0.01	0.01	0.03	-	1.49
Diluted earnings per common share, excluding acquisition-related items (net of tax)	$0.42	$0.33	$0.10	$1.12	$0.90	$0.75	$2.64
Return on average assets	0.70%	0.57%	0.15%	1.79%	1.54%	0.63%	1.06%
Impact of acquisition-related items (net of tax)	0.00%	0.00%	0.01%	0.02%	0.05%	0.01%	0.15%
Return on average assets, excluding acquisition-related items (net of tax)	0.70%	0.57%	0.16%	1.81%	1.59%	0.64%	1.21%
Return on average shareholders' equity	6.71%	5.53%	1.49%	18.83%	15.87%	6.13%	10.64%
Impact of acquisition-related items (net of tax)	0.07%	0.00%	0.18%	0.24%	0.49%	0.03%	1.52%
Return on average shareholders' equity, excluding acquisition-related items (net of tax)	6.78%	5.53%	1.67%	19.07%	16.36%	6.16%	12.16%
Return on average tangible shareholders' equity	7.02%	5.81%	1.56%	19.80%	16.76%	6.42%	11.22%
Impact of acquisition-related items (net of tax)	0.08%	0.00%	0.18%	0.24%	0.51%	0.04%	1.62%
Return on average tangible shareholders' equity, excluding acquisition-related items (net of tax)	7.10%	5.81%	1.74%	20.04%	17.27%	6.46%	12.84%
Efficiency ratio	86.99%	88.98%	96.90%	72.15%	75.55%	87.96%	81.89%
Impact of acquisition-related items (net of tax)	(0.13)%	0.00%	(0.33)%	(0.32)%	(0.69)%	(0.08)%	(2.40)%
Efficiency ratio, excluding acquisition-related items (net of tax)	86.86%	88.98%	96.57%	71.83%	74.86%	87.88%	79.49%

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Non-GAAP Financial Measures

Core Net Income – Commercial & Consumer Banking:

(dollars in thousands)	Quarter Ended Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Six Months Ended Jun. 30, 2017	Jun. 30, 2016
Commercial and Consumer Banking Segment:							
Net income	$9,446	$9,292	$12,046	$10,133	$7,079	$18,738	$8,621
Impact of acquisition-related items (net of tax)	115	-	261	333	666	115	4,044
Net income, excluding acquisition-related items (net of tax)	$9,561	$9,292	$12,307	$10,466	$7,745	$18,853	$12,665
ROAA	0.68%	0.69%	0.93%	0.81%	0.60%	0.69%	0.38%
Impact of acquisition-related items (net of tax)	0.01%	0.00%	0.02%	0.03%	0.06%	0.00%	0.18%
ROAA, excluding acquisition-related items (net of tax)	0.69%	0.69%	0.95%	0.83%	0.66%	0.69%	0.57%
ROAE	7.08%	7.38%	9.68%	8.29%	6.28%	7.22%	3.97%
Impact of acquisition-related items (net of tax)	0.09%	0.00%	0.21%	0.27%	0.59%	0.04%	1.86%
ROAE, excluding acquisition-related items (net of tax)	7.16%	7.38%	9.89%	8.56%	6.87%	7.27%	5.83%
ROATE	7.50%	7.85%	10.31%	8.81%	6.71%	7.67%	4.24%
Impact of acquisition-related items (net of tax)	0.09%	0.00%	0.22%	0.29%	0.63%	0.05%	1.99%
ROATE, excluding acquisition-related items (net of tax)	7.59%	7.85%	10.54%	9.10%	7.34%	7.71%	6.22%
Efficiency ratio	72.22%	72.46%	66.04%	65.51%	73.22%	72.34%	81.43%
Impact of acquisition-related items (net of tax)	(0.35)%	0.00%	(0.74)%	(1.05)%	(2.20)%	(0.18)%	(7.16)%
Efficiency ratio, excluding acquisition-related items (net of tax)	71.87%	72.46%	65.30%	64.46%	71.02%	72.16%	74.27%

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